                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             RENAL CARE GROUP, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)



________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                             RENAL CARE GROUP, INC.
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, JUNE 2, 1999

To the Stockholders of Renal Care Group, Inc.:
         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Renal Care Group, Inc. (the "Company" or "RCG"), will be held at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, on Wednesday, June 2, 1999 at 9:00 a.m. (Central Daylight Time) for the following purposes:

     (1) To elect three Class III directors to serve for a term of three (3) years and until their successors are elected and one Class II director to serve for a term of two (2) years and until his successor is elected;

     (2) To consider and vote upon a proposal to approve the Renal Care Group, Inc. 1999 Long-Term Incentive Plan (the "Long-Term Incentive Plan") to increase the number of shares available for issuance thereunder;

     (3) To amend Article IV of the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of its $0.01 par value Common Stock ("Common Stock") from 60,000,000 to 90,000,000 shares; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

         The Board of Directors of RCG unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, FOR approval of the proposed amendment to the Stock Incentive Plan and FOR approval of the proposed amendment to the Certificate.

         Stockholders are cordially invited to attend the meeting in person.

                              By Order of the Board of Directors


                              Douglas B. Chappell,
                              Secretary
April 23, 1999
                                    IMPORTANT

         YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             RENAL CARE GROUP, INC.

                              --------------------

                                 PROXY STATEMENT
                              --------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 1999

         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Renal Care Group, Inc. (the "Company" or "RCG") from holders of the Company's common stock, $0.01 par value (the "Common Stock"). These proxies will be voted at the 1999 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. (Central Daylight Time) on Wednesday, June 2, 1999, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203.

         Only holders of record of shares of Common Stock outstanding as of the close of business on April 9, 1999 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on April 9, 1999, 44,290,063 shares of Common Stock were outstanding. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about April 23, 1999.

         A majority of the outstanding shares of Common Stock entitled to vote at the meeting, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders. If adjournment is proposed by the Company, the person named on the enclosed proxy will vote such shares for which they have voting authority in favor of adjournment.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. The proposed amendment of the Company's Certificate to increase the number of authorized shares of Common Stock must be approved by the holders of a majority of the outstanding shares of Common Stock. The proposed adoption of the Long-Term Incentive Plan and any other matters will be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

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

         Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker nonvotes will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees or a broker nonvote will have an effect on the outcome of the election of directors or the amendment of the Stock Incentive Plan. Abstentions and broker nonvotes will have the same effect as a vote against approval of the amendment to the Certificate.

         All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

         Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.



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

                        PROPOSALS FOR STOCKHOLDER ACTION

                                   PROPOSAL 1

                         ELECTION OF CLASS III DIRECTORS

         The Company's Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class III directors expires at the Annual Meeting. The current Class III directors are John D. Bower, M.D., Harry R. Jacobson, M.D., Kenneth E. Johnson, Jr., M.D. and W. Tom Meredith, M.D. The Board of Directors has designated John D. Bower, M.D., Kenneth E. Johnson, Jr., M.D., and W. Tom Meredith, M.D. as the nominees for election as Class III directors at the Annual Meeting and has designated Harry
R. Jacobson, M.D. as a nominee for election as a Class II director at the Annual Meeting. The term of the Class I directors will expire at the 2000 annual meeting of the stockholders of the Company and the term of the Class II directors (including Harry R. Jacobson, M.D.) will expire at the 2001 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years or until his or her successor is elected. The members of Class I are Sam A. Brooks and Stephen D. McMurray, M.D., and the current members of Class II are Joseph C. Hutts and Thomas A. Lowery, M.D.

         The Amended and Restated Certificate of Incorporation of the Company presently provides that the Board of Directors shall consist of between five and twelve members, and that the actual number of members shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. The Amended and Restated Certificate of Incorporation of the Company further provides that any vacancy in the Board created by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

          Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the three nominees for election as Class III directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class III directors, and the one nominee for election as a Class II director who receives the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as a Class II director. Unless otherwise specified, the accompanying proxy will be voted FOR Dr. Bower, Dr. Johnson and Dr. Meredith as Class III directors and FOR Dr. Jacobson as a Class II director.

         Information as to each nominee and as to directors continuing as Class I directors and Class II directors follows:



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

CLASS III DIRECTORS - NOMINEES FOR ELECTION AT THE ANNUAL MEETING - TERM EXPIRING AT THE 2002 ANNUAL MEETING

JOHN D. BOWER, M.D.
Age - 67

     Dr. Bower has been a director of the Company since 1996. He is a board-certified nephrologist trained at the Medical College of Virginia who has practiced in Mississippi since 1972. He has been a Professor of Medicine and Chief, Division of Nephrology at University of Mississippi Medical Center since 1976 and 1990, respectively. In addition, he served as Chairman of the Board and President of Medical Enterprises Ltd., a Mississippi corporation ("MEL"), and served as Chief Executive Officer of MEL from 1993 to 1995. He also has served as Chairman of the Board and President of Kidney Care, Inc., a Mississippi nonprofit corporation ("Kidney Care") since 1973. MEL and Kidney Care were related dialysis providers whose businesses were included in the formation of the Company in February 1996.

KENNETH E. JOHNSON, JR., M.D.
Age - 54

     Dr. Johnson has been a director of the Company since 1996. He is a board-certified nephrologist trained at the University of Utah. In 1975, Dr. Johnson was a founding partner of Arizona Nephrology Associates and RenalWest, L.C. ("RenalWest"). Dr. Johnson joined the Board of Directors when the Company acquired RenalWest in September 1996. Dr. Johnson has served as the director of the critical care units of two hospitals and serves as chairman of several Departments of Medicine in the East Valley area of Mesa, Arizona. Dr. Johnson is a member of the Medical Review Board of the Regional End Stage Renal Disease Network.

W. TOM MEREDITH, M.D.
Age - 63

     Dr. Meredith has been a director of the Company since 1996. He is a board-certified nephrologist who has practiced in Wichita, Kansas, since 1969. He has been Clinical Associated Professor, Department of Internal Medicine, The University of Kansas School of Medicine, Wichita, since 1977. In addition, he served as the President of Kansas Nephrology Association from 1979 until it was acquired in the formation of the Company in February 1996 and has been the President of Kansas Nephrology Physicians, P.A. since 1990.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                   THE ABOVE NOMINEES AS CLASS III DIRECTORS.

CLASS II DIRECTOR - NOMINEE FOR ELECTION AT THE ANNUAL MEETING - TERM EXPIRING AT THE 2001 ANNUAL MEETING

HARRY R. JACOBSON, M.D.
Age - 51

         Dr. Jacobson has been a director of the Company since 1995 and was Chairman of the Board of Directors of the Company from 1995 to 1997. He currently serves as Vice Chancellor for Health Affairs at Vanderbilt University, a position he has held since 1997. He also currently serves as Professor of Medicine and the Director of the Division of Nephrology, Department of Medicine, Vanderbilt University Medical Center, and Staff Physician/Nephrologist at the Veterans Administration Hospital in Nashville, positions he has held since 1985. Dr. Jacobson received a B.S. degree from the University of Illinois and his M.D. from the University of Illinois Abraham Lincoln School of Medicine. He completed his internal medicine training at Johns Hopkins Hospital and his nephrology training at Southwestern Medical School in Dallas, Texas.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                   THE ABOVE NOMINEE AS A CLASS II DIRECTOR.

CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRED AT THE ANNUAL MEETING:

CLASS I DIRECTORS - TERM EXPIRING AT THE 2000 ANNUAL MEETING

SAM A. BROOKS
Age - 60

         Mr. Brooks has been President and Chief Executive Officer of the Company since 1995, Chairman since October 1997, and served as Treasurer from June 1995 to November 1995. He also currently serves as President of MedCare Investments, Inc., a health care investment company, and Chairman of the Board of MedSolutions, Inc., a radiology management services company. He has held those positions since 1991 and 1992, respectively. Mr. Brooks is a director of Quorum Health Group, Inc., an owner, operator and manager of acute care hospitals; Nationwide Health Properties, Inc., a health care real estate investment trust; and PhyCor, Inc., an operator of multi-specialty medical clinics.

STEPHEN D. MCMURRAY, M.D.
Age - 51

         Dr. McMurray has been a director of the Company since 1996. He is a board-certified nephrologist trained at Indiana University Medical Center and has practiced nephrology in Fort Wayne, Indiana, since 1977. He has been President of the Medical Staff at Lutheran Hospital in Fort Wayne, Indiana, and has been affiliated with Indiana Dialysis Management, P.C. since 1991. Dr. McMurray was also a founder of D.M.N. Professional Corporation, one of the companies included in the formation of the Company in February 1996.

CLASS II DIRECTORS - TERM EXPIRING AT THE 2001 ANNUAL MEETING

JOSEPH C. HUTTS
Age - 57

         Mr. Hutts has been a director of the Company since 1995. He has been Chairman of the Board, President and Chief Executive Officer of PhyCor, Inc., an operator of multi-specialty medical clinics, since 1988. Mr. Hutts was formerly with Hospital Corporation of America in various positions, the last of which was President, HCA Health Plans. From 1986 to 1988, Mr. Hutts was Vice Chairman and Chief Operating Officer of Equitable HCA Corporation d/b/a Equicor. Mr. Hutts serves on the board of directors of Quorum Health Group, Inc.

THOMAS A. LOWERY, M.D.
Age - 55

         Dr. Lowery has been a director of the Company since 1996. He is a board-certified nephrologist trained at Baylor College of Medicine and the University of Alabama, Birmingham. He has served on the Executive Committee of Southwest Organ Bank and has been the Director of the Renal Transplant Program of East Texas Medical Center in Tyler, Texas. In addition, he has practiced as a partner of Tyler Nephrology Associates, P.A. and its predecessors since 1979. Dr. Lowery was also a founder of one of the companies included in the formation of the Company in February 1996.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

         The Board of Directors has established three Committees, the Audit Committee, the Compensation Committee, and the Nominating Committee, each of which is briefly described below.

         The Company's Audit Committee, composed solely of non-employee directors, recommends the annual appointment of the Company's independent auditors and, in conjunction with such auditors, reviews the scope of audit and other assignments and related fees. The Audit Committee also reviews the accounting principles used by the Company in financial reporting, the Company's internal auditing procedures and the adequacy of the Company's internal control procedures, all in conjunction with the Company's auditors. The Audit Committee currently consists of Mr. Hutts, Dr. Johnson, Dr. Lowery, and Dr. Meredith.

         The Company's Compensation Committee, composed solely of non-employee directors, is responsible for establishing salaries, bonuses, and other compensation for the Company's executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Mr. Hutts, Dr. McMurray, and Dr. Meredith.

         The Company's Nominating Committee is responsible for considering nominations of Directors to the Company's Board of Directors and currently consists of Dr. Jacobson, Mr. Brooks and Dr. Bower. The Nominating Committee will consider nominees recommended by stockholders provided that the names of such persons are submitted no later than the date established for the submission of stockholder proposals for action at the Company's next annual meeting of stockholders.

MEETINGS

         During 1998, the Board of Directors of the Company held four regularly scheduled meetings. In addition, the Compensation Committee met twice and the Audit Committee met once. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he served.

COMPENSATION OF DIRECTORS

         Employees of the Company who are members of the Board of Directors of the Company do not receive any compensation for serving on the Company's Board of Directors. Each non-employee member of the Board of Directors, other than members who serve as Medical Directors, receives a fee of $2,000 for each meeting of the Board of Directors attended by such director, and $1,000 for each committee meeting not attended on the same day as a meeting of the Board of Directors. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

         In January 1996, the Company adopted the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors (the "Outside Director Plan") to provide for grants of options to its non-employee directors. Prior to the Company's initial public offering and adoption of the Outside Director Plan, (a) Mr. Hutts was granted options to purchase an aggregate of 22,500 shares of Common Stock, of which 4,500 are exercisable at a price of $3.33 per share and 11,250 are exercisable at $8.00 per share, and (b) Dr. Jacobson was granted options to purchase an aggregate of 168,750 shares of Common Stock, of which 45,000 are exercisable at a price of $3.33 per share and 90,000 are exercisable at $8.00 per share.

         The Outside Director Plan provides for automatic grants to Directors of the Company who are (1) not employees of the Company, (2) not the Chairman or Vice Chairman of the Board of Directors of the Company, and (3) not a party to, and whose medical practices are not a party to, a medical director agreement with the Company that is in force (each an "Eligible Director"). The Outside Director Plan provides for an initial grant to each Eligible Director of 11,250 shares on the date such person first becomes a Director and subsequent annual grants of options to purchase 5,625 shares of Common Stock following each annual meeting. The annual grants are made on the day following each annual meeting of stockholders beginning with the 1997 Annual Meeting. The Option Price for each option granted under the Outside Director Plan is the "Fair Market Value," as that term is defined in the Outside Director Plan, of the shares of Common Stock subject to the option on the date the option is granted. Such options are immediately exercisable and will have a term of ten years. Accordingly, on the day after the Annual Meeting to which this Proxy Statement relates, the Company will grant to each of Mr. Hutts and Dr. Jacobson an option to purchase 5,625 shares of Common Stock with an exercise price of the Fair Market Value on such date.

                                   PROPOSAL 2

                     APPROVAL OF THE RENAL CARE GROUP, INC.
                            LONG-TERM INCENTIVE PLAN

1999 Long-Term Incentive Plan

         On April 16, 1999, the Board of Directors adopted the Renal Care Group, Inc. 1999 Long-Term Incentive Plan, subject to approval of the Long-Term Incentive Plan by the stockholders of the Company. The Company has reserved for issuance upon the grant or exercise of awards pursuant to the Long-Term Incentive Plan 1,500,000 shares of the authorized but unissued shares of Common Stock. The Long-Term Incentive Plan was effective as of April 16, 1999, the date of its adoption by the Board.

         A summary of the Long-Term Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

         The purpose of the Long-Term Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers, consultants, and directors to those of the shareholders, and by providing such employees, officers, consultants and directors with an incentive for outstanding performance. As of April 1, 1999, there were approximately 404 persons eligible to participate in the Long-Term Incentive Plan.

         The Long-Term Incentive Plan authorizes the granting of awards to employees, officers, consultants and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock which may be incentive stock options or nonqualified stock options, (ii) stock appreciation rights ("SARs"); (iii) performance units; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the Long-Term Incentive Plan to any one participant is 300,000.

         Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to the President and the four next most highly compensated executive officers of the Company. The Long-Term Incentive Plan is designed to comply with Code Section 162(m) so that the grant of options and SARs under the Long-Term Incentive Plan, and other awards, such as performance units, that are conditioned on the performance goals described in
Section 13.13 of the Long-Term Incentive Plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company. The Board of Directors has approved the Long-Term Incentive Plan for submission to the stockholders at the Annual Meeting in order to permit the grant of awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

ADMINISTRATION

         The Long-Term Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), or at the discretion of the Board from time to time, by the Board. The Board of Directors has initially designated the Company's Compensation Committee to serve as the Committee under the Long-Term Incentive Plan. The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Long-Term Incentive Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Long-Term Incentive Plan. During any time that the Board is acting as administrator of the Long-Term Incentive Plan, it shall have all the powers of the Committee thereunder.

AWARDS

         Stock Options. The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options must be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee. The Long-Term Incentive Plan provides that the exercise price of an option will not be less than the fair market value of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including stockholder approval requirements.

         Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs must be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

         Performance Units. The Committee may grant performance units to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

         Restricted Stock Awards. The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

         Dividend Equivalents. The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an option award or SAR award, as determined by the Committee. The Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

         Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Long-Term Incentive Plan, including without limitation shares Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Committee will determine the terms and conditions of any such awards.

         Performance Goals. The Committee may determine that any award will be determined solely on the basis of (a) the achievement by the Company or a parent or subsidiary company of a specified target return, or target growth in return, on equity or assets, (b) the Company's, parent's or subsidiary's stock price,
(c) the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company, parent or subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in
(a) through (d) above. If an award is made on such basis, the Committee will establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

         Acceleration Upon Certain Events. Upon the participant's death or disability, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the Long-Term Incentive Plan and the award agreement. Unless otherwise provided in an Award Agreement approved by the Committee, if a Change in Control (as defined in the Long-Term Incentive Plan) occurs and is followed by a participant's termination of employment (other than by reason of participant's death, disability, resignation without good reason or termination for cause) within twelve months after the Change in Control, then all of such participant's unexercised Awards (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the greater of (a) the highest closing price per share paid for the purchase of Common Stock in a national securities market during the 90 day period ending on the date of the Change in Control (the "Change in Control Price") or (b) the fair market value of the Common Stock on the date of such termination. Upon a Change in Control that results directly or indirectly in the Common Stock (or the stock of any successor received in exchange therefor) ceasing to be publicly traded in a national securities market, all unexercised Awards (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the Change in Control Price. Upon a Change in Control, no action may be taken that would adversely affect the rights of any participant or the operation of the Stock Incentive Plan with respect to any Award to which a participant may be entitled on or prior to the date, or as a result, of the Change in Control. Under certain conditions, the Board of Directors may determine that events otherwise constituting a Change in Control shall not be considered a Change in Control.

TERMINATION AND AMENDMENT

         The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the Long-Term Incentive Plan without stockholder approval. The Committee may, however, condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Long-Term Incentive Plan may adversely affect any award previously granted under the Long-Term Incentive Plan, without the written consent of the participant. The exercise price of any option held by an executive officer of the Company may not be reduced and the original term of any option held by an executive officer of the Company may not be extended.

CERTAIN FEDERAL INCOME TAX EFFECTS

         Nonqualified stock options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

         Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

         SARs. Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code
Section 162(m) limitations).

         Performance units. Under present federal income tax regulations, a participant receiving performance units will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

         Restricted stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         As of the date of the Proxy Statement, no awards had been granted or approved for grant under the Long-Term Incentive Plan. Any awards under the Long-Term Incentive Plan will be made at the discretion of the Committee or the Board, as the case may be. Consequently, it is not presently possible to determine, with respect to (1) the executive officers of the Company, (2) all current executive officers as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the Long-Term Incentive Plan or the benefits or amounts that would have been received by such persons or groups under the Long-Term Incentive Plan if it had been in effect during the last fiscal year.

REASONS FOR ADOPTION OF THE LONG-TERM INCENTIVE PLAN

         Management believes that granting awards under the Long-Term Incentive Plan is necessary to attract, retain, and motivate qualified employees and consultants, including but not limited to individuals who are or will be employed by RCG. In addition to employees, RCG historically has made grants under its existing stock incentive plan to physicians engaged as consultants by the Company to act as Medical Directors of its dialysis centers. These grants to Medical Directors have been made in connection with both the acquisition of existing centers and the development of new centers. The Company will likely continue the practice of making grants to Medical Directors under the Long-Term Incentive Plan.

Management believes that grants to Medical Directors are an important tool in attracting and retaining qualified Medical Directors.

         RCG has also made grants under its existing stock incentive plan to new employees joining the Company through acquisitions. Management believes that grants to employees of acquired companies are an important tool, enhancing RCG's ability to acquire companies and pursue its growth strategy, by aligning the interests of these new employees with those of RCG's stockholders. The Company intends to continue the practice of making grants to employees of acquired companies under the Long-Term Incentive Plan.

         Of the awards made under the Company's existing stock incentive plan, the Company has made approximately 19.4% of total awards under the Plan to Medical Directors and approximately 13.9% to employees of acquired companies at the time of the acquisition. There are currently fewer than 250,000 shares available for grant under the Company's existing stock incentive plan. Therefore, to be able to continue to use stock-based incentives to attract new employees, to incent and retain existing employees, to attract and retain Medical Directors, and to align the incentives of employees of acquired companies with those of RCG's stockholders, the Board of Directors has recommended the adoption of the Long-Term Incentive Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                     AMENDMENT TO THE STOCK INCENTIVE PLAN

                                   PROPOSAL 3

                       PROPOSED AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION TO
                      INCREASE THE AUTHORIZED COMMON STOCK

         The Board has unanimously adopted a resolution proposing that the number of authorized shares of Common Stock be increased from 60,000,000 to 90,000,000, subject to approval of the stockholders of the Company. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

         As of the Record Date, there were 44,290,063 shares of Common Stock outstanding. Approximately 8,416,000 shares of Common Stock were reserved for issuance under the Company's Fourth Amended and Restated 1996 Stock Incentive Plan, 1996 Stock Option Plan for Outside Directors, Amended and Restated Employee Stock Purchase Plan, plans of certain acquired companies and certain outstanding freestanding options. Thus, as of April 9, 1999, there were approximately 7,293,937 authorized shares of Common Stock unissued and not reserved for issuance. Furthermore, if the stockholders approve Proposal 2, 1,500,000 shares of Common Stock will be reserved under the Long-Term Stock Incentive Plan, reducing the authorized shares of Common Stock unissued and not reserved for issuance to approximately 5,793,937. In addition, the Company's Shareholder Protection Rights Agreement could, in certain events, require the issuance of additional shares of Common Stock.

         Management believes that the proposed amendment to increase the number of authorized shares will provide several long-term advantages to the Company and its stockholders. The proposed increase in the number of shares of authorized Common Stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transaction approved by the Board of Directors, including, among others, mergers, acquisitions, financings, stock splits, stock dividends and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed), will be beneficial to the Company, providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares is advisable.

         The Company has no specific plans or proposals for the use of any additional authorized shares. The Company continually reviews and evaluates acquisition candidates as part of its growth strategy and is at various stages of evaluation, discussion or negotiation with a number of such candidates, but the Company is not a party to any definitive agreement or letter of intent regarding any material acquisition. As of the date of this Proxy Statement there are no material acquisitions that it currently considers probable.

         The proposed increase in the number of authorized shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq or exchange rules) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. The Company's existing Shareholder Protection Rights Agreement would require such an issuance under certain circumstances. Similarly, the issuance of additional shares to certain persons allied with the Company's management could make it more difficult to remove the Company's management by diluting the stock ownership or voting rights of persons seeking to cause management's removal.

         Shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Additional issuances of Common Stock could also effect the market price of the Common Stock.

         The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to adopt the proposed amendment to Article IV of the Certificate. The Board of Directors believes that it is in the best interests of the Company to approve the proposed increase in the authorized Common Stock. If the proposal is adopted, the amended portion of Article IV of the Certificate will read as follows:


                                   "ARTICLE IV

                                  CAPITAL STOCK

                  Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 100,000,000. The authorized capital stock is divided into 10,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), and 90,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock")."

         The only changes in Article IV that will be made as a result of the proposal are the changes to the two numbers set forth in bold face type above. Presently, the Certificate provides that the aggregate number of all classes which the Company may issue is 70,000,000 of which 60,000,000 are shares of Common Stock. All other portions of Article IV will remain unchanged, including the authorization of 10,000,000 shares of preferred stock, the preferences of which may be designated by the Board. In connection with the Company's Shareholder Protection Rights Agreement, the Board has designated 400,000 shares as Series A Junior Participating Preferred Stock.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                          AMENDMENT TO THE CERTIFICATE

                        SECURITY OWNERSHIP OF DIRECTORS,
                       OFFICERS AND PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director of the Company, (c) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers"), and (d) all directors and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents. In July 1997, the Company authorized a 3-for-2 stock split on its Common Stock, effective July 25, 1997. In August 1998, the Company authorized a 3-for-2 stock split on its Common Stock, effective August 24, 1998. All references to the Common Stock are on a post-split basis.

                                  COMMON STOCK


---------------------------------------------------------------------------------
                                                         BENEFICIAL OWNERSHIP(1)
                                                         ------------------------
NAME                                                     NUMBER           PERCENT
---------------------------------------------------------------------------------
Pilgrim Baxter & Associates, Ltd. (2)                   2,311,000            5.3
---------------------------------------------------------------------------------
T. Rowe Price (3)                                       2,159,150            5.0
---------------------------------------------------------------------------------
Sam A. Brooks(4)                                          892,649            2.0
---------------------------------------------------------------------------------
Gary A. Brukardt(5)                                       181,033            *
---------------------------------------------------------------------------------
Raymond Hakim, M.D., Ph.D.(6)                             242,858            *
---------------------------------------------------------------------------------
Ronald Hinds(7)                                           215,193            *
---------------------------------------------------------------------------------
John D. Bower(8)                                          857,181            1.9
---------------------------------------------------------------------------------
Joseph C. Hutts(9)                                         12,375            *
---------------------------------------------------------------------------------
Harry R. Jacobson, M.D.(10)                               472,392            *
---------------------------------------------------------------------------------
Kenneth E. Johnson, Jr., M.D.(11)                         449,693            *
---------------------------------------------------------------------------------
Thomas A. Lowery, M.D.(12)                                290,829            *
---------------------------------------------------------------------------------
Stephen D. McMurray, M.D.(13)                             177,302            *
---------------------------------------------------------------------------------
W. Tom Meredith, M.D.                                     354,314            *
---------------------------------------------------------------------------------
All executive officers and directors
  as a group (11 persons)(14)                           4,145,819            9.0
---------------------------------------------------------------------------------


*Less than 1% of the outstanding Common Stock.

(1) Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission (the "Commission") under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.

(2) The address of Pilgrim Baxter & Associates, Ltd. is 825 Duportail Road, Wayne, Pennsylvania 19087. Such information is based solely on the Schedule 13G filed by Pilgrim Baxter & Associates, Ltd. with the Commission in February 1999.

(3) The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore Maryland 21202. Includes shares owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund (which owns 1,650,000 shares, representing 3.8% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to vote the indicated shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such shares." Such information is based solely on the Schedule 13G filed by Price Associates with the Commission in February 1999.

(4) Includes 202,500 shares of Common Stock that may be acquired upon exercise of immediately exercisable warrants, 16,550 shares of restricted stock and 667,500 shares of Common Stock that may be acquired upon exercise of options. Does not include 270,000 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(5) Includes 172,500 shares of Common Stock that may be acquired upon exercise of options and 6,525 shares of restricted stock. Does not include 247,500 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(6) Includes 225,000 shares of Common Stock that may be acquired upon exercise of options and 6,525 shares of restricted stock. Does not include 112,500 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(7) Includes 191,250 shares of Common Stock that may be acquired upon exercise of options and 15,750 shares of restricted stock. Does not include 209,250 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(8) Includes 64,125 shares of Common Stock that may be acquired upon exercise of options. Does not include 20,250 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(9) Includes 12,375 shares of Common Stock that may be acquired upon exercise of options. Does not include 6,750 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(10) Includes 157,500 shares of Common Stock that may be acquired upon exercise of immediately exercisable warrants, 27,050 shares of restricted stock and 140,625 Shares of Common Stock that may be acquired upon exercise of options. Does not include 33,750 shares of Common Stock that may be acquired upon the exercise of options that are not exercisable within 60 days.

(11) Includes 401,318 shares of Common Stock owned by EVIG Konsten, L.P., an Arizona limited partnership and 43,875 shares of Common Stock owned by The Kenneth E. and Becky H. Johnson Foundation.

(12) Includes 36,000 shares of Common Stock that may be acquired upon exercise of options and 5,250 shares of restricted stock. Does not include 9,000 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(13) Includes 9,000 shares of Common Stock that may be acquired upon exercise of options and 18,300 shares of restricted stock. Does not include 9,000 shares of Common Stock that may be acquired upon exercise of options that are not exercisable within 60 days or 20,250 shares of Common Stock that may be acquired upon exercise of options that are owned by his spouse.

(14) Includes 1,878,375 shares of Common Stock that may be acquired upon exercise of options and warrants and 95,950 shares of restricted stock.


MANAGEMENT

         The Named Executive Officers of the Company are listed in the table below. Biographical information concerning Sam A. Brooks, who is also a director of the Company, is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

             Name                    Age              Position
             ----                    ---              --------

     Sam A. Brooks                   60        Chairman of the Board,
                                               President, Chief Executive
                                               Officer and Director
     Gary A. Brukardt                53        Executive Vice President,
                                               Chief Operating Officer
     Raymond Hakim, M.D., Ph.D.      54        Executive Vice President and
                                               Chief Medical Officer
     Ronald Hinds                    51        Executive Vice President, Chief
                                               Financial Officer, and Treasurer

         Mr. Brukardt has been Executive Vice President and Chief Operating Officer of the Company since 1996. From 1991 to 1996, Mr. Brukardt served as Executive Vice President of Baptist Health Care Affiliates in Nashville, Tennessee, where he was responsible for the development and operation of physician practice management organizations and the management of four hospitals and 22 outpatient facilities. In addition, from 1991 to 1996, Mr. Brukardt served as Chairman and President of HealthNet Management, Inc., a managed care company.

         Dr. Hakim has been Executive Vice President and Chief Medical Officer of the Company since 1995. He has published extensively on the adequacy of dialysis and the clinical aspects of biocompatibility. From 1992 to 1995, Dr. Hakim served as Medical Director for the Vanderbilt Dialysis

 Program. He served as a member of the Medical Board of Vanderbilt University Medical Center in 1992, as Chairman of the Ambulatory Services Committee of Vanderbilt University Medical Center in 1990 and 1991, and as Director, Clinical Nephrology of Vanderbilt University Medical Center from 1987 to 1991. He received his M.S. from Rensselaer Polytechnic Institute, his Ph.D. from Massachusetts Institute of Technology and his M.D. from McGill University. Dr. Hakim performed his residency at Royal Victoria Hospital and his renal fellowship at Brigham and Women's Hospital.

         Mr. Hinds has been Executive Vice President and Chief Financial Officer of the Company since 1995. He was an audit partner with Deloitte & Touche LLP from 1981 to 1994 where he managed the health care practice of the Nashville office. During his tenure at Deloitte & Touche, Mr. Hinds also served as a Regional Health Care Partner for the firm. Mr. Hinds received his B.A. in accounting from Middle Tennessee State University.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Brooks, Brukardt, Hinds and Dr. Hakim, as well as certain other key personnel. The employment agreement for each of the Named Executive Officers other than Dr. Hakim contains restrictive covenants prohibiting such officer from competing with the Company for a period of one year after the end of the employment term. The terms of the employment agreements commenced on January 15, 1998 and will continue for a term of three years and successive one year renewal terms thereafter.

         The annual salaries of the Named Executive Officers as set forth in the employment agreements are $300,000, $250,000, $225,000, and $200,000 for Messrs.
Brooks, Brukardt and Hinds, and Dr. Hakim, respectively. These salaries are subject to adjustment by the Company's Compensation Committee, and their salaries during 1998 were $356,530, $294,623, $278,660, and $252,692 for Messrs.
Brooks, Brukardt and Hinds, and Dr. Hakim, respectively. Each Named Executive Officer is eligible under his employment agreement for bonuses at the sole discretion of the Company.

         The employment agreements of Messrs. Brooks, Brukardt, and Hinds, also provide for severance for each such Named Executive Officer of (i) his salary (plus prior year bonus in the case of Mr. Brooks) for 12 months if such officer is terminated without cause, (ii) his salary for one month if such officer is terminated for cause, or (iii) his salary (plus prior year bonus) for 36 months if such officer is terminated within 12 months of certain changes in control of the Company either (A) without cause, or (B) by resignation of the officer as a result of declining to accept reassignment to a job that is not the equivalent of his then current position. Dr. Hakim's employment agreement contains similar severance provisions that become operative if he enters into a non-competition agreement. If any of the Named Executive Officers receives severance that would result in the imposition of excise tax under Section 4999 of the Code, he will be entitled to the amount described above plus a gross-up payment, if necessary, to reimburse him for any such excise tax plus all federal, state, and local income and excise taxes imposed on such gross-up payment. In addition, following a change in control of the Company, if any of the above officers resigns for any reason or is terminated without cause, the non-competition covenants set forth in his employment agreement will become null and void.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the annual salaries paid to the Company's Chief Executive Officer and the Company's Named Executive Officers for the fiscal years ended December 31, 1996, 1997, and 1998.


                                               Annual Compensation                  Long-Term Compensation
                                               -------------------        -----------------------------------------
                                                                                           Securities
                                                                          Restricted       Underlying
                                                                            Stock           Options/    All Other
  Name and Principal Position         Year      Salary        Bonus        Awards(1)          SARs     Compensation
  ---------------------------        -----     --------      --------      ---------       ----------  ------------
  Sam A. Brooks                      1998      $356,530      $225,000         -             300,000         -
  Chairman of the Board and          1997       300,000       225,000      $227,288         225,000         -
  President                          1996       250,000       287,500         -                   -         -

  Gary A. Brukardt                   1998       294,623       125,000         -             187,500         -
  Executive Vice President, Chief    1997       250,000       125,000       113,644         112,500         -
  Operating Officer                  1996       220,000        35,585         -             225,000         -

  Raymond Hakim, M.D., Ph.D.         1998       252,692        80,000         -             112,500         -
  Executive Vice President and       1997       200,000        80,000       113,644               -         -
  Chief Medical Officer              1996       200,000        53,552         -                   -         -

  Ronald Hinds                       1998       278,660       112,500         -             187,500         -
  Executive Vice President, Chief    1997       225,000       112,500      182,875          146,250         -
  Financial Officer, and Treasurer   1996       200,000       105,000         -              56,250         -


(1) Messrs. Brooks, Brukardt and Hinds, and Dr. Hakim were granted restricted stock awards of 13,050; 6,525; 10,500; and 6,525 shares respectively, on December 23, 1997, and the values in the above table are based on a closing price of $17.417 on such date. The awards contain restrictions that lapse on December 23, 2002.

                              OPTION GRANTS IN 1998

         The following table is a summary of all stock options granted to the Named Executive Officers during the year ended December 31, 1998. Individual grants are listed separately for each Named Executive Officer. In addition, this table shows the potential gain that could be realized if the fair market value of the Common Stock were to appreciate at either 5% or 10% annual rate over the period of the option term.



                                           % of Total                                              Potential Realizable Value at
                            Number of        Options                                       Assumed Annual Rates of Stock
                            Securities      Granted to                                        Price Appreciation for
                            Underlying      Employees     Exercise or                              Option Term(2)
                             Options        in Fiscal     Base Price     Expiration       --------------------------------
              Name          Granted(1)         Year        ($/share)        Date               5%                10%
              ----          -----------     ---------     -----------    ----------       -----------        -------------
Sam A. Brooks                 300,000          13.9%        $22.00        5/27/08          $4,150,705        $10,518,700
Gary A. Brukardt              187,500          8.7          $22.00        5/27/08           2,594,190          6,574,188
Raymond Hakim, M.D., Ph.D.    112,500          5.2          $22.00        5/27/08           1,556,514          3,944,513
Ronald Hinds                  187,500          8.7          $22.00        5/27/08           2,594,190          6,574,188

(1) Options become exercisable as to 20% of the shares as of the grant date, and an additional 20% of the shares will vest on each of the first four anniversaries of the date of grant.

(2) The potential realizable value through the expiration date of the options has been determined on the basis of the market price per share at the time of grant compounded annually over the term of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation mandated by the Securities and Exchange Commission (the "Commission") and are not intended to forecast the possible future appreciation, if any, of the price or value of the Common Stock.

             AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END VALUES

     Set forth below is information with respect to exercises of options by the Named Executive Officers during 1998 pursuant to the Company's Stock Incentive Plan, and information with respect to unexercised options held by the Named Executive Officers as of December 31, 1998.

                                                              Number of Securities
                                                                    Underlying                      Value of Unexercised
                                 Number of                      Unexercised Options                 in-the-Money Options
                                   Shares                    Held at December 31, 1998             at December 31, 1998(2)
                                  Acquired        Value      -------------------------        -------------------------------
             Name               on Exercise     Realized(1)  Exercisable    Unexercisable      Exercisable      Unexercisable
             ----               -----------     -----------  -----------    -------------     ------------      -------------
Sam A. Brooks                     150,000        $3,707,805    562,500         375,000        $12,312,329        $3,724,880
Gary A. Brukardt                   75,000         1,078,987    112,500         307,500           1,429,803         3,500,017
Ronald Hinds                       90,000         2,042,877    124,500         276,000           1,754,220         3,302,392
Raymond Hakim, M.D., Ph.D.           0              0          202,500         135,000           4,739,639         1,759,757

(1) These amounts represent the market value of the underlying Common Stock on the date of exercise, less the applicable exercise price.

(2) The market value of the Common Stock was $28.813 per share as of December 31, 1998 (the last trading day in 1998) based on the closing price per share on the Nasdaq National Market.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         This report is submitted by the Company's Compensation Committee at the direction of the Board of Directors. It provides information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of three non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

         The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive's performance on the success of the Company and the individual performance of the particular executive.

COMPENSATION PHILOSOPHY

         The Compensation Committee's philosophy is to integrate the compensation of the Company's executive officers with corporate performance. The Committee's objectives are to measure executive performance against short-term and long-term goals, reward performance, and recognize individual initiative and achievements. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee:

         - recommends total compensation of executive officers in relation to Company performance;

         - aligns compensation amounts with comparable levels paid to executive officers of companies comparable in size and performance to the Company;

         - provides long-term incentive compensation in the form of stock option and restricted stock awards; and

         - provides cash bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

         The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, restricted stock awards, and options. In 1998, the Compensation Committee and the Board of Directors reviewed the Company's executive compensation relative to executive compensation of peer groups. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

         The key components of the Company's executive compensation program are described below.

BASE SALARY

         The Compensation Committee, along with the CEO of the Company, reviews and approves an annual salary plan for the Company's executive officers. The salary plan is developed by the Company's CEO. Many subjective factors are included in determining these salary plans, such as the executive officer's responsibilities, the scope of the position, length of service with the Company, corporate and individual performance, and salaries paid by competitive companies to officers in similar positions. While these subjective factors are then integrated with other objective factors, including the Company's net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

BONUSES

         The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company's achievement of specific performance criteria, including earnings. Executive officers of the Company receive a cash bonus based on a percentage of annual base salary, if the Company meets an annual performance target. The performance targets are established and communicated at the beginning of each year. The executive officers' performance targets have historically been based on the achievement by the Company of earnings per share goals. Bonuses for executive officers can be as much as 100% in the case of the CEO of the Company and 50% for Executive Vice Presidents. This means that a significant part of the cash compensation package is at risk. Participation in the cash bonus plan is limited to a select group of management who has a material impact on Company performance. The participants are selected by the Compensation Committee and include the executive officers, other members of senior management, and regional chief operating officers.

LONG-TERM COMPONENT - STOCK INCENTIVE PLANS

         To date, the Company has relied primarily upon stock option and restricted stock awards to provide long-term incentives for executives and to align executives' incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock options and restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management. The Company's Stock Incentive Plan permits the Company to issue stock options and restricted stock awards to officers, key employees, and consultants of the Company. Subject to general limits prescribed by the Stock Incentive Plan, the Compensation Committee has the authority to determine the individuals to whom stock options and restricted stock awards will be granted, the terms of the options and restricted stock awards, and the number of shares subject to each option or restricted stock award. The size of any particular stock option or restricted stock award is based upon position and the executive's individual performance during the related evaluation period. With respect to stock options, because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, employees benefit only if the value of the Company's Common Stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the financial interests of management are aligned with those of the

Company's stockholders. For this reason, the Company uses stock options as it's predominate long-term incentive program.

         Executive officers of the Company may also participate in the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). Executive officers participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company's Common Stock. These features are intended to align further the employees' and stockholders' long-term financial interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee's basis for compensation of the CEO is based on the compensation philosophy discussed above. Mr. Brooks participates in the same executive compensation plans available to the other executive officers. In 1998, the Compensation Committee set the base salary of Mr. Brooks, the Company's Chief Executive Officer, at $356,530 and approved the grant of options to purchase 300,000 shares of Common Stock. The compensation levels established for Mr. Brooks were in response to the Committee's and the Board's assessments of the Company's performance and accomplishments in 1998, as well as Mr. Brooks' position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Brooks' performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Brooks' compensation.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

         The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

SUMMARY

         The Committee believes that this mix of base salaries, variable cash incentives and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on stockholder value.

Submitted by the Compensation Committee of the Company's Board of Directors. Stephen D. McMurray, M.D., Chairman
W. Tom Meredith, M.D.
Joseph C. Hutts

                               STOCKHOLDER RETURN
                                PERFORMANCE GRAPH

         The following is a comparative performance graph that compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (1) the Standard & Poor's 500 Composite Index (the "Broad Index") and (2) Standard & Poor's Health Care Diversified Index (the "Industry Index"). The graph begins on February 7, 1996, the date on which the Company's Common Stock first began trading on the Nasdaq National Market. For purposes of preparing the graph, the Company assumed that an investment of $100 was made on February 7, 1996 in each of Company's Common Stock, the Broad Index and the Industry Index and that all dividends, if any, were reinvested at the time they were paid.

         The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 2/9/96)
                                [LINE GRAPH]

TOTAL RETURN ANALYSIS
                                 2/9/96               12/31/96              12/31/97            12/31/98
                              ------------          ------------          ------------        ------------
Renal Care                       $100.00             $134.57               $204.25              $275.86
S&P 500                          $100.00             $115.14               $153.54              $197.41
S&P Div. Health Care             $100.00             $116.43               $170.08              $247.76

Source: Carl Thompson Associates www.craonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are Joseph C. Hutts, Stephen D. McMurray, M.D., and W. Tom Meredith, M.D. Mr. Brooks, the Chairman of the Board, Chief Executive Officer, President, and a Director of the Company, is a member of the board of directors of PhyCor, Inc., of which Mr. Hutts is the Chairman of the Board, President, and Chief Executive Officer.

         Dr. McMurray is a member of Indiana Dialysis Management, P.C., a practice group currently consisting of eight nephrologists. The Company entered into a Medical Director Agreement dated February 12, 1996 with that practice group that has a term of seven years with successive renewal terms of three years each and currently provides for medical director fees of $326,000. In 1998, the Company paid Indiana Dialysis Management, P.C. $326,000 under this agreement.

         The Company entered into an Independent Contractor Agreement with Dr. McMurray, dated November 20, 1997, pursuant to which Dr. McMurray receives $10,000 per month in connection with services to be provided to the Company. Dr. McMurray received $120,000 under this agreement during 1998. Dr. McMurray received an award of 13,050 shares of restricted stock subject to restrictions and other terms and conditions set forth in that certain Restricted Stock Award Agreement effective December 23, 1997.

         Dr. Meredith is a member of Kansas Nephrology Physicians, P.A., a practice group currently consisting of five nephrologists. The Company entered into a Medical Director Agreement dated February 12, 1996 with such practice group that has a term of seven years with successive renewal terms of three years each and currently provides for medical director fees of $350,000. During 1998, the Company paid Kansas Nephrology Physicians, P.A. $393,500 under this Agreement.

         Dr. Meredith owns a one-third interest in a partnership that subleases to the Company approximately 4,100 square feet for its Dodge City, Kansas dialysis center. The sublease, dated February 12, 1996, has a term of five years, with five additional options to renew for periods of five years. The sublease is a double net sublease with a base rent payment of approximately $3,300 per month, adjusted at the commencement of each extended term by a factor based on the consumer price index. In 1998, the Company paid $47,011 under this sublease.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MEDICAL DIRECTOR ARRANGEMENTS

         Dr. Lowery is a member of Tyler Nephrology Associates, P.A., a practice group currently consisting of five nephrologists. The Company entered into a Medical Director Agreement with such practice group dated February 12, 1996 that has a term of seven years with successive renewal terms of three years each and currently provides for medical director fees of $392,000. During 1998, the Company paid Tyler Nephrology Associates, P.A. $392,000 under this agreement.

         Dr. Bower is a party to an agreement with the Company dated February 12, 1996 to serve as Chief Medical Officer of the Company's centers in Mississippi for which he is compensated $100,000 annually through February 2000. The agreement has a term of four years with successive annual renewals.

         Dr. Johnson is a party to a Medical Director Services Agreement with several additional nephrologists dated September 30, 1996 that has a term of seven years with successive renewal terms of three years each and currently provides for medical director fees of $840,000 per year. During 1998, the Company paid Dr. Johnson and such nephrologists $828,900 in the aggregate under this Agreement.

         The Company believes that each of the foregoing Medical Director Agreements was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The terms of each such Medical Director Agreement were determined by arm's-length negotiations between the Company and the practices. "See Compensation Committee Interlocks and Insider Participation" for a discussion of the terms of Medical Directors Agreements between the Company and Drs. McMurray and Meredith.

LEASES OF REAL PROPERTY

         Pursuant to a lease agreement dated February 12, 1996, the Company leases from an affiliate of Dr. Bower approximately 20,000 square feet of administrative and other space used by the Company for the operation of the centers acquired from Kidney Care. The lease is a triple net lease at a rate of approximately $6.00 per square foot per year, or a gross payment of approximately $10,000 per month. The lease contains an initial term of ten years and two five-year renewal options. During 1998, the Company paid the affiliate of Dr. Bower $142,134.81 under this lease.

         Dr. Lowery owns a 25% interest in certain real property and improvements used in connection with the operation of two of Tyler's centers. Pursuant to lease agreements dated February 12, 1996, the Company leases those centers which are located in Carthage and Tyler, Texas. Each lease is a triple net lease with rent payable at $12.00 per square foot per year. The Tyler lease requires a gross payment of $20,092 per month, and the Carthage lease requires a gross payment of $2,479 per month. Each lease has an initial term of ten years with two additional five-year renewal options. The amount of rent is subject to a consumer price index adjustment after the initial five-year period. In addition, the Company has subleased back to Tyler Nephrology Associates, Inc. a portion of the Tyler center on terms substantially similar to those contained in the lease of such center to the Company. During 1998, the Company paid $226,250 in rent under these leases net of amounts attributable to the sublease.

         Dr. Meredith owns a one-third interest in a partnership that subleases to the Company approximately 4,100 square feet for its Dodge City, Kansas center. The sublease, dated February 12, 1996, has a term of five years, with five additional options to renew for periods of five years. The sublease is a double net sublease with a base rent payment of approximately $3,300 per month, adjusted at the commencement of each extended term by a factor based on the consumer price index. During 1998, the Company paid $47,011 under this sublease.

         The Company believes that each of the foregoing Leases were obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

EMPLOYMENT AGREEMENTS

         Anne N. Bower, Dr. Bower's daughter, is a party to an employment agreement dated February 7, 1996 with the Company with an annual base salary of $125,000 and with a term of three years, renewable thereafter for successive one-year terms. Ms. Bower serves as the chief operating officer of the Company's Mississippi operations.

         Barbara McMurray, Dr. McMurray's spouse, is a party to an employment agreement dated February 6, 1996 with the Company with an annual base salary of $115,000 and with a term of three years, renewable thereafter for successive one-year terms. Ms. McMurray serves as the Vice President, Program/Facility Operations of the Company.

RELATIONSHIP WITH VANDERBILT UNIVERSITY

         Dr. Jacobson currently serves as Vice Chancellor of Health Affairs at Vanderbilt University and as Professor of Medicine and Director of the Division of Nephrology, Department of Medicine, Vanderbilt University. On February 12, 1996, the Company assumed a Dialysis Center Management Agreement with Vanderbilt University Medical Center pursuant to which the Company manages its outpatient dialysis center. The Company received approximately $318,368 pursuant to this agreement for the year ended December 31, 1998. Such agreement has a one-year term that is automatically renewed each year unless either party cancels the agreement at least 90 days prior to the end of the current term.

COMPANY POLICY

         The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed by the Audit Committee and approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16 of the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the Nasdaq National Market. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings in 1998. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied, with the exception of: (1) a Form 4 that was filed late by John D. Bower, M.D. in connection with the sale of 130,817 shares of Common Stock; (2) a Form 4 that was filed late by Joseph C. Hutts in connection with the grant of 3,750 options; and (3) option grants to and exercises by Dr. McMurray's spouse (who is an employee of the Company) that were not timely reported by him on Form 4 or Form 5.

                                    AUDITORS

         The firm of Ernst & Young LLP has served as the Company's independent public accountants since inception and, while not yet approved by the audit committee, is expected to be selected to serve in that capacity for the fiscal year ended December 31, 1999. A representative of Ernst & Young LLP will attend the Annual Meeting to respond to questions from stockholders and to make a statement if he so desires.


          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Stockholders of the Company wishing to submit a proposal for action at the Company's 2000 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than December 26, 1999. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.


                                 ANNUAL REPORTS

         The Company's 1998 Annual Report to stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission may be obtained by any stockholder, free of charge, upon written request to the Office of the Secretary, Renal Care Group, Inc., 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203.


                                  OTHER MATTERS

         The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                                                                      APPENDIX A


                             RENAL CARE GROUP, INC.
                          1999 LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1
                                     PURPOSE

      1.1 GENERAL. The purpose of the Renal Care Group, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Renal Care Group, Inc. (the "Corporation"), by linking the personal interests of its employees, officers, consultants and directors to those of the Corporation's stockholders and by providing its employees, officers, consultants and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of such persons upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.


                                    ARTICLE 2
                                 EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board (the "Effective Date"). However, the Plan shall be submitted to the stockholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.


                                    ARTICLE 3
                                   DEFINITIONS

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Corporation.

                  (d) "Change in Control" means and includes each of the following:

                           (1) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                           (2) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                            (3) The approval by the Corporation's stockholders
                   of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, of outstanding securities of the Corporation ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation entitled to vote generally in the election of directors; or

                            (4) The approval by the Corporation's stockholders
                   of a complete liquidation and dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation other than to a Subsidiary.

                           Notwithstanding the occurrence of any of the
                  foregoing, the Board may determine, if it deems it to be in the best interest of the Corporation, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purpose hereunder.

                    (e) "Change in Control Price" means the highest closing
               price per share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

                    (f) "Code" means the Internal Revenue Code of 1986, as
               amended from time to time.

                    (g) "Committee" means the committee of the Board described in Article 4.

                    (h) "Corporation" means Renal Care Group, Inc., a Delaware corporation.

                    (i) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

                    (j) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

                    (k) "Dividend Equivalent" means a right granted to a
               Participant under Article 11.

                    (l) "Effective Date" has the meaning assigned such term in
               Section 2.1.

                    (m) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                    (n) "Incentive Stock Option" means an Option that is
               intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                    (o) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                    (p) "Option" means a right granted to a Participant under
               Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                    (q) "Other Stock-Based Award" means a right, granted to a
               Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

                    (r) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

                    (s) "Participant" means a person who, as an employee,
               officer, consultant or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

                    (t) "Performance Unit" means a right granted to a
               Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                    (u) "Plan" means the Renal Care Group, Inc. 1999 Long-Term
               Incentive Plan, as amended from time to time.

                    (v) "Restricted Stock Award" means Stock granted to a
               Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                    (w) "Retirement" means a Participant's termination of
               employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

                    (x) "Stock" means the $0.01 par value common stock of the
               Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

                    (y) "Stock Appreciation Right" or "SAR" means a right
               granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair

         Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                    (z) "Subsidiary" means any corporation, limited liability
               company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code
               Section 424(f).

                    (aa) "1933 Act" means the Securities Act of 1933, as amended from time to time.

                    (bb) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code
Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

                  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (h) Decide all other matters that must be determined in connection with an Award;

                  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (k) Amend the Plan or any Award Agreement as provided herein.

         4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 1,500,000.

         5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000.


                                    ARTICLE 6
                                   ELIGIBILITY

         6.1. GENERAL. Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or Subsidiary.


                                    ARTICLE 7
                                  STOCK OPTIONS

         7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price shall not be less than the Fair Market Value as of the date of the grant.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

               (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

               (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

         7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

               (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

               (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

               (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

                    (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

                    (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

                    (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

                     (4) If the Participant terminates employment by reason of
              his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

                     (5) If the Participant dies while employed, or during the
              three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

                  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

                  (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

                  (h) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

         8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                     (a) RIGHT TO PAYMENT. Upon the exercise of a Stock
              Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                            (1) The Fair Market Value of one share of Stock on
                     the date of exercise; over

                            (2) The grant price of the Stock Appreciation Right
                     as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

                     (b) OTHER TERMS. All awards of Stock Appreciation Rights
              shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                    ARTICLE 9
                                PERFORMANCE UNITS

         9.1. GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

         9.2. RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

         9.3. OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10
                             RESTRICTED STOCK AWARDS

         10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.


                                   ARTICLE 11
                              DIVIDEND EQUIVALENTS

         11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

         12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                         PROVISIONS APPLICABLE TO AWARDS

         13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange; provided, however, that, except as otherwise provided in the Plan, with respect to Options held by persons who are executive officers of the Corporation for purposes of Section 16(b) of the 1934 Act, the exercise price of any Option may not be reduced and the original term of any Option may not be extended.

         13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

         13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

         13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         13.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.9.  CHANGES IN CONTROL.

       (a) CHANGE IN CONTROL FOLLOWED BY EMPLOYMENT TERMINATION. Except as otherwise provided in the Award Agreement, in the event that a Change in Control shall occur and an employee Participant's employment shall terminate, except as provided in the next sentence, within twelve (12) months after the Change in Control, then (i) all unexercised Awards (whether exercisable or not exercisable) shall automatically become one hundred percent (100%) vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value on the date of such termination, and such value shall promptly be paid to the Participant in cash by the Corporation or its successor. The foregoing shall not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under the Corporation's or its successor's long-term disability plan,
              (iii) Cause, or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

       (b) AUTOMATIC ACCELERATION AND CASH-OUT. Upon a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Corporation received in exchange for stock) ceasing to be publicly traded in a national securities market, (i) all unexercisable Awards (whether exercisable or not exercisable) shall automatically become one hundred percent (100%) vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participant in cash by the Corporation or its successor.

       (c) MISCELLANEOUS. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

       13.10. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding

Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.11. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.10 or 13.11 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

         13.12 EFFECT OF ACCELERATION. If an Award is accelerated under Section
13.10 or 13.11, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

         13.13. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's, Parent's or Subsidiary's stock price, (c) the Corporation's total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee may reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         13.14. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the

Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.


                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

         14.1. GENERAL. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.


                                   ARTICLE 15
                     AMENDMENT, MODIFICATION AND TERMINATION

         15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as otherwise provided in the Plan, with respect to persons who are executive officers of the Corporation for purposes of Section 16 of the 1934 Act, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16
                               GENERAL PROVISIONS

         16.1. NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

         16.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

         16.3. WITHHOLDING. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         16.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

         l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

         16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's

Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

         16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

         16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

         16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         16.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         16.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         16.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

         16.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

         The foregoing is hereby acknowledged as being the Renal Care Group, Inc. 1999 Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation on April 16, 1999.

                                        RENAL CARE GROUP, INC.


                                        By: __________________________

                                        Its: _________________________

                                                                      Appendix B

                             RENAL CARE GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Sam A. Brooks and Ronald Hinds as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Renal Care Group, Inc. held of record by the undersigned on April 9, 1999, at the Annual Meeting of Stockholders to be held on June 2, 1999.

         The Board of Directors recommends a vote "FOR" all of the following proposals:

1.  ELECTION OF DIRECTORS

    ___ FOR all nominees listed below        ___ WITHHOLD AUTHORITY to vote
        (except as marked to the contrary)       for all nominees listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
_______________________________________________________________________________

 (John D. Bower, M.D., Kenneth E. Johnson, Jr., M.D. and W. Tom Meredith, M.D.
                            as Class III Directors)
_______________________________________________________________________________

                (Harry R. Jacobson, M.D. as a Class II Director)

2.  PROPOSAL TO: approve the Renal Care Group, Inc. 1999 Long-Term Incentive
    Plan.
                 _____ FOR    _____ AGAINST    _____ ABSTAIN

             (Continued and to be dated and signed on reverse side)

3. PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. Certificate of Incorporation that would increase the number of authorized shares of $0.01 par value Common Stock that the Company shall have authority to issue to 90,000,000 shares.

                 _____ FOR    _____ AGAINST    _____ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND FOR PROPOSALS 2 AND 3 ABOVE.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

         If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         DATED:-----------------, 1999


         -----------------------------
         Signature

         -----------------------------
         Signature if held jointly